Exhibit 10.9

AMENDED AND RESTATED FORWARD PURCHASE AGREEMENT

This Amended and Restated Forward Purchase Agreement (this “Agreement”) is entered into as of January 27, 2022, among JATT Acquisition Corp, a Cayman Islands exempted company (the “Company”), and Athanor Master Fund, LP (“AMF”) and Athanor International Master Fund, LP (“AIMF”) (AMF and AIMF are, collectively, the “Purchasers”), and amends and restates in its entirety, the Forward Purchase Agreements made as of August 5, 2021 (“Original FPA”) by and between the Company and the Purchasers.

Recitals

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a business (a “Business Combination”);

WHEREAS, the parties hereto wish to amend and restate the Original FPA in its entirety as provided herein;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which concurrently with the closing of the Company’s initial Business Combination (the “Business Combination Closing”), whereby the Purchasers agree to provide a total of $45 million consisting of (a) the Company issuing and selling to the Purchasers, and the Purchasers purchasing from the Company, on a private placement basis, 3,000,000 Class A shares (the “Forward Purchase Shares”) for $10.00 per Forward Purchase Share, or an aggregate purchase price of $30,000,000; and (b) the Purchasers providing a binding redemption backstop for an additional $15 million of excess redemptions greater than 90% (“Excess Redemptions”) by other public shareholders at the time of the Business Combination;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Sale and Purchase of Shares.

(a) Forward Purchase Shares.

(i) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, 3,000,000 Forward Purchase Shares, consisting of 2,098,500 Forward Purchase Shares for AMF and 901,500 Forward Purchase Share for AIMF, for a purchase price of $10.00 per Forward Purchase Company Share (the “Forward Purchase Price”), or $30,000,000 in the aggregate.

(ii) At least ten (10) Business Days before the Business Combination Closing, the Company shall provide the Purchasers with a notice (the “Notice”) including:

A.The anticipated Business Combination Closing date; and

B.Instructions for wiring of the Forward Purchase Price.

(iii) The closing of the sale of Forward Purchase Shares (the “Forward Closing”) shall be held on the same date and concurrently with the Business Combination Closing; provided, that at the Purchasers’ request, the Forward Closing may occur up to five (5) Business Days prior to the Business Combination Closing (such date being referred to as the “Forward Closing Date”). At least three (3) Business Days prior to the Forward Closing Date, the Purchasers shall deliver the Forward Purchase Price for the Forward Purchase Shares by wire transfer of U.S. dollars in immediately available funds to an account specified in the Notice to be held in escrow until the Forward Closing. Immediately prior to the Forward Closing on the Forward Closing Date, (A) the Forward Purchase Price shall be released from escrow automatically and without further action by the Company or the Purchasers, and (B) upon such release, the Company shall issue the Forward Purchase Shares to the Purchasers in book-entry form, free and clear of any liens, registered in the name of the Purchasers (or their nominees in accordance with their delivery instructions), or to a custodian designated by the Purchasers, as applicable. In the event the Business Combination Closing does not occur within ten (10) Business Days of the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Forward Purchase Price to the Purchasers; provided that the return of the Forward Purchase Price placed in escrow shall not terminate this Agreement or otherwise relieve either party of any of its obligations hereunder and the Company may provide a subsequent Notice pursuant to Section 1(a)(iii). For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b) Legends. Each register and book entry for the Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND BETWEEN THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

2. Representations and Warranties of the Purchasers. The Purchasers represent and warrant to the Company as follows, as of the date hereof:

(a) Organization and Power. The Purchasers are duly organized, validly existing, and in good standing under the laws of the jurisdiction of their formation and have all requisite power and authority to carry on their business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchasers have full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchasers, will constitute the valid and legally binding obligation of the Purchasers, enforceable against the Purchasers in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchasers in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchasers of this Agreement and the consummation by the Purchasers of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which they are a party or by which they are bound, (iii) under any note, indenture or mortgage to which they are a party or by which they are bound, (iv) under any lease, agreement, contract or purchase order to which they are a party or by which they are bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchasers, in each case (other than clause (i)), which would have a material adverse effect on the Purchasers or their ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchasers in reliance upon the Purchasers’ representation to the Company, which by the Purchasers’ execution of this Agreement, the Purchasers hereby confirm, that the Forward Purchase Shares to be acquired by the Purchasers will be acquired for investment for the Purchasers’ own account or for the account of funds managed by the Purchasers, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchasers have no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchasers further represent that the Purchasers do not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Forward Purchase Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof. Person does not include any affiliated entity of Purchasers.

(f) Disclosure of Information. The Purchasers have had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Shares with the Company’s management.

(g) Restricted Securities. The Purchasers understands that the offer and sale of the Forward Purchase Shares to the Purchasers has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchasers’ representations as expressed herein. The Purchasers understand that the Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchasers must hold the Forward Purchase Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchasers acknowledges that the Company has no obligation to register or qualify the Forward Purchase Shares for resale, except for the Registration Rights described below. The Purchasers further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Shares, and on requirements relating to the Company which are outside of the Purchasers’ control, and which the Company is under no obligation and may not be able to satisfy. The Purchasers acknowledge that the Company has filed the Registration Statement for its IPO, which went effective on July 13, 2021. The Purchasers understand that the offering of the Forward Purchase Shares was not part of the Company’s IPO, and that the Purchasers will not be able to rely on the protection of Section 11 of the Securities Act with respect to the Forward Purchase Shares.

(h) No Public Market; IPO and Related Transactions. The Purchasers understand that no public market now exists for the Forward Purchase Shares, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Shares.

(i) High Degree of Risk. The Purchasers understand that their agreement to purchase the Forward Purchase Shares involves a high degree of risk which could cause the Purchasers to lose all or part of their investment.

(j) Accredited Investor. Each of the Purchasers is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) No General Solicitation. Neither the Purchasers, nor any of their officers, directors, employees, agents, stockholders or partners, has, either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(l) Residence. The Purchasers’ principal place of business is the office or offices located at the address of the Purchasers set forth on the signature page hereof.

(m) Non-Public Information. The Purchasers acknowledge their obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(n) Adequacy of Financing. At the time of the Forward Closing, the Purchasers will have available to them sufficient funds to satisfy their obligations under this Agreement.

(o) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchasers nor any person acting on behalf of the Purchasers nor any of the Purchasers’ affiliates (the “Purchasers Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchasers and this offering, and the Purchasers Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchasers Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a) Incorporation and Corporate Power. The Company is duly incorporated and validly existing and in good standing as a corporation under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement and to issue the Forward Purchase Shares at the Forward Closing has been taken or will be taken prior to the Forward Closing. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Company Purchase has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c) Valid Issuance of Securities. The Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations of the Purchasers in this Agreement and subject to the filings described in Section 3(d) below, the Forward Purchase Shares will be issued in compliance with all applicable national and state securities laws.

(d) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act, and applicable state securities laws, if any, and pursuant to the Registration Rights.

(e) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s Memorandum and Articles of Association, as it may be amended from time to time (the “MAA”), or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(f) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders, has, either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(h) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchasers Parties.

4. Registration Rights

(a) Registration Rights. The holders of the Forward Purchase Shares under this Forward Purchase Agreement will be granted registration rights providing that the Company will register such securities for sale no later than three months after the closing of a Business Combination pursuant to a registration rights agreement to be entered into with the Company, provided that if a PIPE transaction (a “PIPE”) is entered into in connection with the Business Combination, the registration rights shall be equivalent to those provided for in the PIPE transaction.

5. Additional Agreements, Acknowledgements and Waivers of the Purchasers.

(a) Lock-up; Transfer Restrictions. The Purchasers agrees that they shall not transfer any Forward Purchase Shares until at least six (6) months after the Business Combination, or substantially the same lock up period as mutually agreed upon between the Company and other pipe investors, and until the registration of the Forward Purchase Shares with the Securities and Exchange Commission (“SEC”), or pursuant to an exemption from the Securities Act of 1933, as amended, provided that if a PIPE transaction is entered into in connection with the Business Combination, the transfer restrictions shall be equivalent to those provided for in the PIPE transaction. Notwithstanding the foregoing, Transfers of the Forward Purchase Shares are permitted (any such transferees, the “Permitted Transferees”): (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members, managers or affiliates of the Purchasers, or any employees or advisors of the Company, the Purchasers or such affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; provided, however, that in each case, these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Forward Purchase Shares (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Forward Purchase Shares, whether any such transaction is to be settled by delivery of such Forward Purchase Shares, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

(b) Trust Account;

(i) The Purchasers hereby acknowledge that they are aware that the Company has established a trust account for the benefit of its public stockholders (the “Trust Account”). The Purchasers, for themselves and their affiliates, hereby agree that they have no right to redeem, and no title, interest or claim of any kind in or to, any monies held in the trust account, or any other asset of the Company as a result of any liquidation of the Company with respect to the Forward Purchase Price paid under this Agreement for the Forward Purchase Shares.

(c) Voting for Business Combination. The Purchasers agree to vote the Forward Purchase Shares and all other Public Shares owned by them in favor of any proposed Business Combination.

(d) Backstop Trigger. In addition to the $30 million Forward Purchase Agreement between the parties hereto, the Purchasers shall also provide a binding redemption backstop to cover up to $15 million of Excess Redemptions by other public shareholders at the time of the Business Combination.

6. Forward Closing Conditions.

(a) The obligation of the Purchasers to purchase the Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchasers:

(i) The Business Combination shall be consummated substantially concurrently with the purchase of Forward Purchase Shares;

(ii) The Company shall have delivered to the Purchasers a certificate evidencing the Company’s good standing as a Cayman Islands corporation;

(iii) The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(v) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Shares.

(b) The obligation of the Company to sell the Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The Business Combination shall be consummated substantially concurrently with the purchase of Forward Purchase Shares;

(ii) The representations and warranties of the Purchasers set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchasers or their ability to consummate the transactions contemplated by this Agreement;

(iii) The Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Forward Closing; and

(iv) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Shares.

8. Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a) by mutual written consent of the Company and the Purchasers;

(b) automatically:

(i) if the Business Combination is not consummated within eighteen (18) months from the closing of the Company’s IPO (or twenty-one (21) months from the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for the Business Combination within eighteen (18) months from the closing of the IPO but has not completed the Business Combination within such eighteen (18) month period), or such later date as may be approved by the Company’s stockholders.

In the event of any termination of this Agreement pursuant to this Section 8, the Forward Purchase Price (and interest thereon, if any), if previously paid, and all Purchasers’ funds paid in connection herewith shall be promptly returned to the Purchasers, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchasers or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications to either party shall be sent to such party’s physical or e-mail address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or physical address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchasers agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchasers or any of their officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(K) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision except with the prior written consent of the Company and the Purchasers.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Purchasers will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Forward Purchase Shares.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. The Purchasers agree that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchasers in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) Counterparts; Electronic Execution. This Agreement may be signed in multiple counterparts and each counterpart shall represent a fully executed original as if signed by both Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASERS:

ATHANOR MASTER FUND, LP
By: Athanor Capital Partners, LP, its general partner
By: Athanor Capital Partners GP, LLC, its general partner

By:	/s/ Parvinder Thiara
Name:	Parvinder Thiara
Title:	Authorized Signatory

ATHANOR INTERNATIONAL MASTER FUND, LP
By: Athanor Capital Partners, LP, its general partner
By: Athanor Capital Partners GP, LLC, its general partner

By:	/s/ Parvinder Thiara
Name:	Parvinder Thiara
Title :	Authorized Signatory

Address for Notices:

Athanor Capital, LP

parvinder.thiara@athanorcapital.com

COMPANY:
JATT ACQUISITION CORP.

By:	/s/ Someit Sidhu
Name:	Someit Sidhu
Title:	Chief Executive Officer

Address for Notices:

Jatt Acquisition Corp.

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands